Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 2010 Earnings Increase of 68.3% – Earns $146.6 Million, $1.05 Per Share

2010 HIGHLIGHTS

•                  Diluted earnings per common share of $1.05, up 94.4 percent

•                  Net income of $146.6 million, up 68.3 percent

•                  Net interest margin of 4.14 percent

•                  Increased total equity by $300.4 million, Tier 1 common capital increased 27 percent to 9.71 percent

•                  Specialty Finance loans and leases up $406.6 million, or 11.5 percent

•                  Total revenues of $1.2 billion, up 6.8 percent

FOURTH QUARTER HIGHLIGHTS

•                  Diluted earnings per common share of 22 cents, up 46.7 percent, from the fourth quarter of 2009

•                  Net income of $30.7 million, up 57.9 percent, from the fourth quarter of 2009

•                  Net interest margin of 4.04 percent

•                  Total non-performing assets down $19.6 million, or 3.9 percent, from September 30, 2010

•                  Announced quarterly cash dividend of five cents per common share, payable February 28, 2011

Earnings Summary								Table 1
($ in thousands, except per-share data)				Percent Change
	4Q 2010	3Q 2010	4Q 2009	4Q10 vs 3Q10	4Q10 vs 4Q09	YTD 2010	YTD 2009	Percent Change
Net income	$30,725	$36,893	$19,456	(16.7) %	57.9%	$146,564	$87,097	68.3%
Diluted earnings per common share(1)	.22	.26	.15	(15.4)	46.7	1.05	.54	94.4

Financial Ratios(2)
Return on average assets	.68%	.84%	.43%			.82%	.49%
Return on average common equity(1)	8.25	9.95	6.57			10.36	5.95
Net interest margin	4.04	4.12	4.07			4.14	3.87
Net charge-offs as a percentage of average loans and leases	1.75	1.58	1.35			1.47	1.34

(1) Includes a non-cash deemed preferred stock dividend of $12,025 recorded during the year ended December 31, 2009. Excluding this amount, diluted earnings per common share was $.64 and the return on average common equity was 8.57% for the year ended December 31, 2009.

(2) Annualized.

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WAYZATA, MN, January 20, 2011 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per common share of 22 cents for the fourth quarter of 2010, compared with 15 cents in the fourth quarter of 2009, an increase of 46.7 percent.  Net income for the fourth quarter of 2010 was $30.7 million, compared with $19.5 million in the fourth quarter of 2009, an increase of 57.9 percent.

Diluted earnings per common share for the year ended December 31, 2010 was $1.05, compared with 54 cents for the same 2009 period, an increase of 94.4 percent.  Net income for the year ended December 31, 2010 was $146.6 million, compared with $87.1 million for the same 2009 period, an increase of 68.3 percent.

TCF declared a quarterly cash dividend of five cents per common share payable on February 28, 2011 to stockholders of record at the close of business on January 28, 2011.

Chairman’s Statement

“Despite a troubled economy and numerous legislative and regulatory burdens, TCF is reporting its 63rd consecutive quarter of profitability and a record high level of capital,” said William A. Cooper, TCF Chairman and CEO.  “We continue to focus on our conservative banking philosophy, which has proven its sustainability throughout the current economic cycle.  We are seeing encouraging signs on the credit front, such as a decrease of nearly $20 million in non-performing assets from the third quarter (the first decrease in non-performing assets in 18 quarters).  Throughout 2010, we have demonstrated an ability to meet our challenges head-on.  This proactive approach has proven to be the right thing to do for our customers and stockholders.”

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Total Revenue								Table 2

				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q10 vs	4Q10 vs	YTD	YTD	Percent
	2010	2010	2009	3Q10	4Q09	2010	2009	Change
Net interest income	$174,286	$173,755	$169,641.3%		2.7%	$ 699,202	$ 633,006	10.5%
Fees and other revenue:
Fees and service charges	61,480	67,684	74,875	(9.2)	(17.9)	273,181	286,908	(4.8)
Card revenue	27,625	27,779	26,813	(.6)	3.0	111,067	104,770	6.0
ATM revenue	6,985	7,985	7,006	(12.5)	(.3)	29,836	30,438	(2.0)
Total banking fees	96,090	103,448	108,694	(7.1)	(11.6)	414,084	422,116	(1.9)
Leasing and equipment finance	23,402	24,912	24,408	(6.1)	(4.1)	89,194	69,113	29.1
Other	817	1,077	2,764	(24.1)	(70.4)	5,584	5,239	6.6
Total fees and other revenue	120,309	129,437	135,866	(7.1)	(11.5)	508,862	496,468	2.5
Gains on securities, net	21,185	8,505	7,283	149.1	190.9	29,123	29,387	(.9)
Total non-interest income	141,494	137,942	143,149	2.6	(1.2)	537,985	525,855	2.3
Total revenue	$315,780	$311,697	$312,790	1.3	1.0	$1,237,187	$1,158,861	6.8

Net interest margin(1)	4.04%	4.12%	4.07%			4.14%	3.87%
Fees and other revenue as a % of total revenue	38.10	41.53	43.44			41.13	42.84

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•                  Net interest income increased $4.6 million, or 2.7 percent, from the fourth quarter of 2009 and was up slightly from the third quarter of 2010. The increase in net interest income from the fourth quarter of 2009 was primarily due to decreased rates paid on deposits and increases in Specialty Finance loans and leases, partially offset by the impact of increased asset liquidity and decreased income from consumer loans.

•                  Net interest margin in the fourth quarter of 2010 was 4.04 percent, compared with 4.07 percent in the fourth quarter of 2009 and 4.12 percent in the third quarter of 2010. The decrease in net interest margin from the fourth quarter of 2009 was primarily due to increased asset liquidity and lower asset yields as a result of the lower interest rate environment, the mix of fixed- and variable-rate loans and leases and higher average balances of non-accrual loans and leases, partially offset by lower average rates on deposits. The decrease from the third quarter of 2010 was primarily due to increased asset liquidity and lower yields on loans and leases primarily due to the impact of Specialty Finance acquisitions late in the third quarter of 2010, partially offset by slightly lower average rates on deposits and the impact of lower average borrowing costs. Since the end of 2009, TCF has been repositioning its balance sheet for an eventual increase in interest rates. While this has negatively impacted the net interest margin rate in the short term, the balance sheet

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composition, based on TCF’s interest rate gap assumptions, has shifted to an asset sensitive position of 2.8 percent as of December 31, 2010, from a liability sensitive position of 6.6 percent at December 31, 2009.

•                  During the fourth quarter of 2010, TCF continued to increase its asset-based liquidity position by increasing the average balance of its interest-bearing deposits held at the Federal Reserve by $211.8 million from the fourth quarter of 2009 and $82.6 million, or 56.2 percent, from the third quarter of 2010.

Non-interest Income

•                  Banking fees and service charges in the fourth quarter of 2010 were $61.5 million, down $13.4 million, or 17.9 percent, from the fourth quarter of 2009 and down $6.2 million, or 9.2 percent, from the third quarter of 2010. The decrease in banking fees and service charges from the fourth quarter of 2009 was primarily due to a decrease in activity-based fee revenue as a result of the implementation of recent overdraft fee regulations and changes in customer banking and spending behavior, partially offset by increased monthly maintenance fee income. The decrease in banking fees and service charges from the third quarter of 2010 was primarily due to a full quarter effect of the overdraft fee regulations implemented in August 2010 and lower monthly maintenance fees as more customers qualify for fee waivers.

•                  Card revenues were $27.6 million in the fourth quarter of 2010, up $812 thousand, or 3 percent, from the fourth quarter of 2009 and relatively flat from the third quarter of 2010. The increase from the fourth quarter of 2009 was primarily the result of an increase in average spending per active account, partially offset by a decrease in active accounts. Card revenues were flat from the third quarter of 2010 due primarily to increases in average spending per account, offset by decreases in active accounts and in the average interchange rate.

•                  Leasing and equipment finance revenues were $23.4 million in the fourth quarter of 2010, down $1 million, or 4.1 percent, from the fourth quarter of 2009 and down $1.5 million, or 6.1 percent, from the third quarter of 2010. The decrease from the fourth quarter of 2009 was primarily due to decreased operating lease revenue as a result of operating lease runoff from the Fidelity National Capital, Inc. acquisition that occurred during the third quarter of 2009, which was partially offset by a corresponding decrease in operating lease depreciation. The decrease in leasing revenues from the third quarter of 2010 was primarily

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due to decreased sales-type lease activity, due mainly to a high level of customer buyout activity during the third quarter of 2010 and other customer-driven factors not within TCF’s control.

Securities Available for Sale

Average Securities Available for Sale									Table 3
				Yield				Yield
($ in thousands)	4Q	3Q	4Q			YTD	YTD	YTD	YTD
	2010	2010	2009	4Q10	4Q09	2010	2009	2010	2009
U.S. Government sponsored entities:
Mortgage-backed securities	$1,729,928	$1,796,348	$1,497,672	4.16%	4.73%	$1,817,413	$1,645,544	4.42%	4.92%
Debentures	-	-	413,647	-	2.23	-	389,245	-	2.18
U.S. Treasury Bills	198,895	69,705	67,932.13		.07	71,233	17,123.13		.07
Other securities	2,945	3,473	540.54		4.42	3,963	508.50		5.12
Total	$1,931,768	$1,869,526	$1,979,791	3.74	4.05	$1,892,609	$2,052,420	4.25	4.36

•                  At December 31, 2010, net unrealized losses in the available for sale security portfolio were $25.8 million.

•                  During the fourth quarter of 2010, TCF recognized net gains of $21.9 million on the sale of $408.4 million of mortgage-backed securities in the available for sale securities portfolio.

•                  At December 31, 2010, TCF held $1.9 billion of mortgage-backed securities and $25 million of U.S. Treasury Bills.

Loans and Leases

Average Loans and Leases								Table 4
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q10 vs	4Q10 vs	YTD	YTD	Percent
	2010	2010	2009	3Q10	4Q09	2010	2009	Change
Consumer real estate
First mortgage lien	$ 4,924,399	$ 4,935,583	$ 4,954,306	(.2)%	(.6)%	$ 4,934,257	$ 4,932,315	-%
Junior lien	2,272,857	2,297,433	2,321,045	(1.1)	(2.1)	2,296,400	2,351,033	(2.3)
Total	7,197,256	7,233,016	7,275,351	(.5)	(1.1)	7,230,657	7,283,348	(.7)
Consumer other	23,283	25,130	32,676	(7.3)	(28.7)	26,577	35,849	(25.9)
Total consumer	7,220,539	7,258,146	7,308,027	(.5)	(1.2)	7,257,234	7,319,197	(.8)
Commercial real estate	3,322,619	3,327,417	3,241,269	(.1)	2.5	3,311,634	3,136,699	5.6
Commercial business	328,287	346,431	443,013	(5.2)	(25.9)	375,390	475,674	(21.1)
Total commercial	3,650,906	3,673,848	3,684,282	(.6)	(.9)	3,687,024	3,612,373	2.1
Leasing and equipment finance	3,155,472	3,002,714	3,049,093	5.1	3.5	3,056,006	2,826,835	8.1
Inventory finance	803,157	655,485	383,291	22.5	109.5	677,214	179,990	N.M.
Total	$14,830,074	$14,590,193	$14,424,693	1.6	2.8	$14,677,478	$13,938,395	5.3

N.M. = Not meaningful.

•                  Average consumer real estate loan balances decreased $78.1 million, or 1.1 percent, from the fourth quarter of 2009 and declined slightly compared with balances in the third quarter of 2010. This reflects low consumer demand for financing due in part to declines in home values and reduced levels of consumer spending in the weak economy.

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•                  Variable-rate consumer real estate loans increased $407.9 million from the fourth quarter of 2009 and increased $109.5 million from the third quarter of 2010, while fixed-rate consumer real estate loans decreased $486 million from the fourth quarter of 2009 and decreased $145.3 million from the third quarter of 2010. Variable-rate loans comprised 33 percent of total consumer real estate loans at December 31, 2010, up from 26.8 percent at December 31, 2009 and 31.6 percent at September 30, 2010.

•                  As of December 31, 2010, 74.9 percent of TCF’s consumer real estate lending portfolio consisted of closed-end loans with amortizing principal payments, while 25.1 percent were lines of credit.

•                  Average commercial loan balances in the fourth quarter of 2010 declined slightly compared with balances in the fourth quarter of 2009 and the third quarter of 2010. Excluding declines in loans in Michigan, the commercial portfolio grew 1.7 percent from the fourth quarter of 2009 and was flat from the third quarter of 2010. Average commercial real estate balances increased $81.4 million or 2.5 percent from the fourth quarter of 2009 and were flat from the third quarter of 2010. Average commercial business balances decreased $114.7 million from the fourth quarter of 2009 and $18.1 million from the third quarter of 2010 due primarily to decreases in demand for commercial business loans due to the continued weakened economy.

•                  Average leasing and equipment finance balances increased $106.4 million, or 3.5 percent, from the fourth quarter of 2009 and $152.8 million, or 5.1 percent, from the third quarter of 2010.  Average leasing and equipment finance balances in 2010 increased $229.2 million, or 8.1 percent, from 2009. These increases were primarily due to portfolio acquisitions near the end of the third quarter of 2010 and the acquisition of Fidelity National Capital, Inc., which occurred late in the third quarter of 2009.

•                  Average inventory finance loans increased $419.9 million, or 109.5 percent, from the fourth quarter of 2009 and $147.7 million, or 22.5 percent, from the third quarter of 2010. The increase from the fourth quarter of 2009 was primarily due to growth in lawn and garden programs and TCF’s entrance in the power sports industry in the third quarter of 2010. The increase from the third quarter of 2010 was primarily due to TCF’s entrance into the power sports industry with the acquisition of $125.8 million in loans from Arctic Cat Sales Inc. late in the third quarter of 2010. This acquisition contributed $175.3 million to the increase in

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year-over-year average balances and $144.1 million to the increase in average balances from the third quarter of 2010.

Credit Quality

The following table summarizes TCF’s loan and lease portfolio based on the most important credit quality data components that should be used to understand the overall conditions of the portfolio.

Credit Quality Summary of Performing and Underperforming Loans and Leases							Table 5

December 31, 2010:	Performing Loans and Leases			60+ Days		Non-accrual
				Delinquent and	Accruing	loans and	Total Loans
(In thousands)	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	leases	and Leases
Consumer real estate and other	$ 6,613,610	$ —	$ 6,613,610	$ 76,711	$ 337,401	$167,547	$ 7,195,269
Commercial real estate and commercial business	3,091,911	354,185	3,446,096	9,021	48,838	142,248	3,646,203
Leasing and equipment finance	3,073,347	35,695	3,109,042	11,029	—	34,407	3,154,478
Inventory finance	785,245	5,710	790,955	344	—	1,055	792,354
Total loans and leases	$13,564,113	$ 395,590	$13,959,703	$ 97,105	$ 386,239	$345,257	$14,788,304
Percent of total loans and leases	91.7%	2.7%	94.4%	.7%	2.6%	2.3%	100.0%

September 30, 2010:	Performing Loans and Leases			60+ Days		Non-accrual
				Delinquent and	Accruing	loans and	Total Loans
	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	leases	and Leases
Consumer real estate and other	$ 6,714,413	$ —	$ 6,714,413	$ 83,856	$ 315,588	$166,597	$ 7,280,454
Commercial real estate and commercial business	3,115,812	378,624	3,494,436	1,260	5,468	161,889	3,663,053
Leasing and equipment finance	3,074,445	32,616	3,107,061	9,956	—	40,455	3,157,472
Inventory finance	788,084	6,403	794,487	264	—	871	795,622
Total loans and leases	$13,692,754	$ 417,643	$14,110,397	$ 95,336	$ 321,056	$369,812	$14,896,601
Percent of total loans and leases	91.9%	2.8%	94.7%	.6%	2.2%	2.5%	100.0%

	Performing Loans and Leases			60+ Days		Non-accrual
December 31, 2009:				Delinquent and	Accruing	loans and	Total Loans
	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	leases	and Leases
Consumer real estate and other	$ 6,863,222	$ —	$ 6,863,222	$ 76,959	$ 252,510	$139,300	$ 7,331,991
Commercial real estate and commercial business	3,280,957	331,298	3,612,255	68	—	106,196	3,718,519
Leasing and equipment finance	2,967,540	31,767	2,999,307	22,114	—	50,008	3,071,429
Inventory finance	467,319	—	467,319	715	—	771	468,805
Total loans and leases	$13,579,038	$ 363,065	$13,942,103	$ 99,856	$ 252,510	$296,275	$14,590,744
Percent of total loans and leases	93.1%	2.5%	95.6%	.7%	1.7%	2.0%	100.0%

(1) Excludes classified loans and leases that are 60+ days delinquent or accruing TDRs. (2) Excludes accruing TDRs that are 60+ delinquent.

•                  Within the current performing loans and leases, TCF classifies customers within regulatory classification guidelines. Loans and leases that are “classified” mean that management has concerns regarding the ability of the borrowers to meet existing loan terms but may never become non-performing or result in a loss.

•                  Performing loans that are 60+ days delinquent have a higher potential to become non-performing and generally are a leading indicator for future charge-off trends.

•                  Accruing troubled debt restructurings (“TDRs”) are loans to borrowers that have been modified such that TCF has granted a concession in terms to improve the likelihood of collection of all principal owed.

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•                  Non-accrual loans and leases generally have been charged down to the estimated fair value of the collateral less selling costs or reserved for expected loss upon workout.

When classified loans and leases become 60 or more days delinquent, they are included within “60+ days delinquent and accruing” in the previous table.  Accruing TDRs, regardless of classification or delinquency status, are included within “accruing TDRs” in the previous table.

At December 31, 2010:

•                  Over 60-day delinquency rate was .79 percent, up from .69 percent at December 31, 2009 and flat compared with .78 percent at September 30, 2010. The increase from the fourth quarter of 2009 was primarily due to increases in commercial real estate and consumer real estate, partially offset by decreases in equipment finance and inventory finance loan delinquencies.  The delinquency rate increased from the third quarter of 2010 as increases in commercial real estate loans and leasing and equipment finance delinquencies were offset by decreases in consumer real estate.

•                  Total accruing consumer real estate TDRs were $337.4 million, up $84.9 million, or 33.6 percent, from December 31, 2009 and up $21.8 million, or 6.9 percent, from September 30, 2010. The allowance for loan losses on accruing consumer real estate TDRs was $36.8 million, or 10.9 percent of the outstanding balance, at December 31, 2010.  The over 60-day delinquencies included in accruing consumer real estate TDRs were $17.9 million, or 5.3 percent, at December 31, 2010, compared with $17.4 million, or 5.5 percent, at September 30, 2010.

•                  Total accruing commercial real estate TDRs were $48.8 million at December 31, 2010, compared with $5.5 million at September 30, 2010, as TCF continues to work with financially stressed commercial customers to reduce the likelihood of default and potential charge-offs. These loans have been reviewed for impairment on an individual basis. The allowance for loan losses on accruing commercial real estate TDRs was $695 thousand, or just 1.4 percent of the outstanding balance at December 31, 2010, due to the secured nature of these loans. None of the accruing commercial TDRs were over 60-days delinquent.

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•                  Non-accrual loans and leases increased $49 million, or 16.5 percent, from December 31, 2009 and decreased $24.6 million, or 6.6 percent, from September 30, 2010. The increase from the fourth quarter of 2009 was primarily due to increases in non-accrual consumer real estate and commercial loans, partially offset by decreases in non-accrual equipment finance loans and leases. The decrease from the third quarter of 2010 was primarily due to a $51.7 million decrease in new non-accrual loans, primarily in commercial loans.

Allowance for Loan and Lease Losses

Allowance for Loan and Lease Losses													Table 6
							Percent Change
($ in thousands)	4Q 2010		3Q 2010		4Q 2009		4Q10 vs 3Q10	4Q10 vs 4Q09	YTD 2010		YTD 2009		Percent Change
Allowance for Loan and Lease Losses
Balance at beginning of period	$253,120		$251,643		$215,732		.6%	17.3%	$244,471		$172,442		41.8%
Charge-offs	(69,913)		(62,945)		(52,841)		11.1	32.3	(237,063)		(202,398)		17.1
Recoveries	4,966		5,135		4,191		3.3	(18.5)	21,974		15,891		(38.3)
Net charge-offs	(64,947)		(57,810)		(48,650)		12.3	33.5	(215,089)		(186,507)		15.3
Provision for credit losses	77,646		59,287		77,389		31.0	.3	236,437		258,536		(8.5)
Balance at end of period	$265,819		$253,120		$244,471		5.0	8.7	$265,819		$244,471		8.7

Net Charge-Offs (Recoveries) as a Percentage of Average Loans and Leases
Consumer real estate and other:
First mortgage lien	1.88%		1.63%		1.34%		25 bps	54 bps	1.55%		1.11%		44 bps
Junior lien	2.37		2.50		2.54		(13)	(17)	2.33		2.21		12
Total consumer real estate	2.04		1.91		1.73		13	31	1.80		1.46		34
Consumer other	N.M.		N.M.		N.M.		-	-	N.M.		N.M.		-
Total consumer real estate and other	2.10		2.00		1.84		10	26	1.86		1.56		30
Commercial real estate	2.08		1.56		.69		52	139	1.36		1.13		23
Commercial business	1.58		(.16)		1.51		174	7.92			1.92		(100)
Total commercial real estate and commercial business	2.04		1.40		.79		64	125	1.31		1.24		7
Leasing and equipment finance	.99		1.16		1.01		(17)	(2)	1.00		.97		3
Inventory finance	.28		.05		.09		23	19.17			.10		7
Total	1.75		1.58		1.35		17	40	1.47		1.34		13

Allowance as a percentage of period end loans and leases	1.80%		1.70%		1.68%				1.80%		1.68%
Ratio of allowance to net charge-offs(1)	1.0	X	1.1	X	1.3	X			1.2	X	1.3	X

Credit Loss Reserves
Allowance for loan and lease losses	$265,819		$253,120		$244,471		5.0%	8.7%
Reserves for unfunded commitments	2,353		2,696		3,850		(12.7)	(38.9)
Total credit loss reserves	$268,172		$255,816		$248,321		4.8	8.0

N.M. = Not meaningful.
(1) Annualized.

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At December 31, 2010:

•                  Allowance for loan and lease losses was $265.8 million, or 1.80 percent of loans and leases, compared with $244.5 million, or 1.68 percent, at December 31, 2009 and $253.1 million, or 1.70 percent, at September 30, 2010.

For the quarter ended December 31, 2010:

•                  Provision for credit losses was $77.6 million, flat from $77.4 million in the fourth quarter of 2009 and up from $59.3 million recorded in the third quarter of 2010. The increase from the third quarter of 2010 was primarily due to increased reserves and charge-offs in the commercial real estate portfolio.

•                  Net loan and lease charge-offs were $64.9 million, or 1.75 percent, annualized, of average loans and leases, up from $48.7 million, or 1.35 percent, annualized, in the fourth quarter of 2009 and up from $57.8 million, or 1.58 percent, annualized, in the third quarter of 2010. Increases over the fourth quarter of 2009 were primarily due to increases in commercial real estate and consumer real estate net charge-offs, with increased consumer real estate net charge-offs occurring primarily in Illinois, partially offset by lower net charge-offs in Minnesota and Michigan. The increase from the third quarter of 2010 was primarily the result of increases in commercial real estate, consumer real estate and commercial business net charge-offs. Leasing and equipment finance net charge-offs were $7.8 million, or .99 percent annualized, of average loans and leases, down from $8.7 million, or 1.16 percent annualized, of average loans and leases in the third quarter of 2010, primarily due to charge-offs of previously reserved non-accrual loans and leases, which resulted in a decrease in the non-accrual balances in the leasing and equipment finance portfolio.

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Deposits

Average Deposits								Table 7
				Percent Change
($ in thousands)	4Q 2010	3Q 2010	4Q 2009	4Q10 vs 3Q10	4Q10 vs 4Q09	YTD 2010	YTD 2009	Percent Change

Checking	$ 4,358,771	$ 4,341,803	$ 4,116,290.4%		5.9%	$ 4,408,853	$ 4,038,964	9.2%
Savings	5,412,094	5,446,852	5,231,159	(.6)	3.5	5,429,416	4,748,774	14.3
Money market	643,801	654,030	671,755	(1.6)	(4.2)	656,691	683,030	(3.9)
Subtotal	10,414,666	10,442,685	10,019,204	(.3)	3.9	10,494,960	9,470,768	10.8
Certificates	1,040,348	1,006,685	1,366,871	3.3	(23.9)	1,054,179	1,915,467	(45.0)
Total deposits	$11,455,014	$11,449,370	$11,386,075	-	.6	$11,549,139	$11,386,235	1.4

Average interest rate on deposits	.46%	.48%	.74%			.53%	1.07%

•                  Total average deposits increased $68.9 million, or .6 percent, from the fourth quarter of 2009 and were flat with the third quarter of 2010. Total average deposits in 2010 increased $162.9 million, or 1.4 percent, from 2009. The increase from the fourth quarter of 2009 and from the full year of 2009 was primarily due to increases in core deposits, partially offset by decreases in average certificates of deposit resulting from pricing strategies to reduce higher cost funds.

•                  The average interest cost of deposits in the fourth quarter of 2010 was .46 percent, down 28 basis points from the fourth quarter of 2009 and down slightly from the third quarter of 2010.  The average interest cost of deposits during 2010 was .53 percent, down 54 basis points from 2009. Declines in the average interest cost of deposits were primarily due to pricing strategies on certain deposit products, mix changes and lower market interest rates.  The weighted average interest cost of deposits on December 31, 2010 was .41 percent, compared with .48 percent on September 30, 2010 and .65 percent on December 31, 2009.

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Non-interest Expense

Non-interest Expense								Table 8
				Percent Change
($ in thousands)	4Q 2010	3Q 2010	4Q 2009	4Q10 vs 3Q10	4Q10 vs 4Q09	YTD 2010	YTD 2009	Percent Change
Compensation and
employee benefits	$ 87,371	$ 90,282	$ 89,374	(3.2)%	(2.2)%	$352,861	$356,996	(1.2)%
Occupancy and equipment	30,968	32,091	31,099	(3.5)	(.4)	126,551	126,292.2
FDIC insurance	7,398	5,486	5,288	34.9	39.9	23,584	19,109	23.4
Deposit account premiums	1,688	3,340	9,347	(49.5)	(81.9)	17,304	30,682	(43.6)
Advertising and marketing	3,154	3,354	3,789	(6.0)	(16.8)	13,062	17,134	(23.8)
Other	37,309	39,481	40,193	(5.5)	(7.2)	146,253	142,818	2.4
Core operating expenses	167,888	174,034	179,090	(3.5)	(6.3)	679,615	693,031	(1.9)
Foreclosed real estate and
repossessed assets, net	12,781	9,588	12,537	33.3	1.9	40,385	31,886	26.7
Operating lease depreciation	8,289	8,965	10,750	(7.5)	(22.9)	37,106	22,368	65.9
Other credit costs, net	1,542	(834)	4,386	N.M.	(64.8)	6,018	12,137	(50.4)
FDIC special assessment	-	-	-	-	-	-	8,362	(100.0)
Total non-interest expense	$190,500	$191,753	$206,763	(.7)	(7.9)	$763,124	$767,784	(.6)
N.M. = Not meaningful.

•                  Core operating expenses decreased $11.2 million, or 6.3 percent, from the fourth quarter of 2009, $6.1 million, or 3.5 percent from the third quarter of 2010 and $13.4 million, or 1.9 percent, from the full year of 2010 from 2009. The decrease in all periods was primarily attributable to decreases in deposit account premiums and compensation and employee benefits costs.

•                  Compensation and employee benefits costs decreased $2 million, or 2.2 percent, from the fourth quarter of 2009 and $2.9 million, or 3.2 percent from the third quarter of 2010. Compensation and employee benefits costs declined $4.1 million, or 1.2 percent, for the full year of 2010 from 2009. The decreases in all periods were primarily due to headcount reductions and decreased employee medical plan expenses, partially offset by increased costs in the Specialty Finance businesses as a result of expansion and growth.

•                  FDIC insurance increased $2.1 million, or 39.9 percent, from the fourth quarter of 2009 and $1.9 million, or 34.9 percent, from the third quarter of 2010. FDIC insurance increased $4.5 million, or 23.4 percent, for the full year of 2010 from 2009. The increases in all periods were primarily due to higher deposit insurance rates. The Dodd-Frank Act requires changes to a number of components of the FDIC insurance assessment, with an expected implementation date by the FDIC of April 1, 2011. The changes amend the current methodology used to determine the assessments paid by institutions with assets greater than $10 billion, including changing the assessment base from deposits to total average assets less tier one capital.

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Additionally, the FDIC has developed a scorecard approach to determine a separate assessment rate for each institution with assets greater than $10 billion. As a result of these changes, TCF’s FDIC insurance may increase significantly in 2011.

•                  Deposit account premiums decreased $7.7 million, or 81.9 percent, from the fourth quarter of 2009 and $1.7 million, or 49.5 percent, from the third quarter of 2010. Deposit account premiums decreased $13.4 million, or 43.6 percent, for the full year of 2010 from 2009.  The decreases in deposit account premiums were due to revised marketing strategies and lower checking account production.

•                  Advertising and marketing expenses decreased $635 thousand, or 16.8 percent, from the fourth quarter of 2009 and $200 thousand, or 6 percent, from the third quarter of 2010. Advertising and marketing expenses decreased $4.1 million, or 23.8 percent, for the full year of 2010 from 2009. The decrease in all periods was primarily the result of retail banking product strategies and a related decrease in spending on media advertisements.

•                  Other non-interest expense decreased $2.9 million, or 7.2 percent, from the fourth quarter of 2009 and $2.2 million, or 5.5 percent, from the third quarter of 2010. Other non-interest expense increased $3.4 million, or 2.4 percent, for the full year of 2010 from 2009. The decrease from the fourth quarter of 2009 was primarily due to a decrease in severance costs, as a result of the reorganization of the company’s structure and business segments in the fourth quarter of 2009. The decrease from the third quarter of 2010 was due in part to decreased deposit losses. In addition, during the fourth quarter of 2010 TCF, based on information made public by Visa U.S.A. Inc. (“Visa”), reduced the contingency obligation related to the Visa indemnification for certain covered litigation matters by $1 million, further contributing to the decrease in other non-interest expense from the fourth quarter of 2009 and the third quarter of 2010. The increase for 2010 compared with 2009 was primarily attributable to increased consulting costs related to administration of the company’s Bank Secrecy Act program and, to a lesser extent, other legal costs including the challenge of the Durbin Amendment of the Dodd-Frank Act, partially offset by lower severance costs.

•                  Foreclosed real estate and repossessed asset expenses increased $244 thousand, or 1.9 percent, from the fourth quarter of 2009 and $3.2 million, or 33.3 percent, from the third quarter of 2010. Foreclosed real

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estate and repossessed asset expenses increased $8.5 million, or 26.7 percent, for the full year of 2010 from 2009.  The increase from the fourth quarter of 2009 and the third quarter of 2010 was primarily due to increased valuation adjustments and tax expenses, partially offset by increases in the number of sales and the average net gain or loss at sale. The increase in 2010 from 2009 was primarily due to an increase in the number of consumer real estate properties owned and the associated expenses.

•                  Other credit costs decreased $2.8 million, or 64.8 percent, from the fourth quarter of 2009 and increased $2.4 million from the third quarter of 2010. Other credit costs decreased $6.1 million, or 50.4 percent, for the full year of 2010 from 2009. The decrease from the fourth quarter of 2009 and from the full year of 2009 was primarily attributable to the reversal of reserves on several unfunded commitments that were closed and lower costs related to consumer real estate loan pool insurance. The increase from the third quarter of 2010 was primarily due to a decrease in reserves on commercial letters of credit due to the elimination of an exposure on an impaired loan in Michigan during the third quarter of 2010.

Income Taxes

•                  Income tax expense was $16 million for the fourth quarter of 2010, or 33.6 percent of pre-tax income, compared with $9.4 million, or 32.8 percent of pre-tax income, for the comparable 2009 period and $22.9 million, or 37.7 percent of pre-tax income, for the third quarter of 2010. The effective tax rate for the fourth quarter of both 2010 and 2009 included the effects of year-to-date changes in the estimated annual effective tax rate of approximately $1 million.

•                  Income tax expense was $87.8 million for 2010, or 36.9 percent of pre-tax income, compared with $45.9 million, or 34.6 percent of pre-tax income, for 2009. Income tax expense for 2009 included a $4.2 million decrease in income tax expense related to favorable developments in uncertain tax positions, partially offset by a slight increase in the effective income tax rate.

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Capital and Borrowing Capacity

Capital Information			Table 9
At period end
($ in thousands, except per-share data)	4Q 2010		4Q 2009
Total equity	$1,480,163		$1,179,755
Total equity to total assets	8.02%		6.60%
Book value per common share	$ 10.30		$ 9.10
Tangible realized common equity to tangible assets(1)	7.37%		5.86%

Risk-based capital
Tier 1	$1,475,525	10.59%	$1,161,750	8.52%
Total	1,808,412	12.98	1,514,940	11.12
Excess over stated “10% well-capitalized” requirement	415,502	2.98	152,153	1.12

Tier 1 common capital(2)	$1,352,025	9.71%	$1,042,357	7.65%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).

(2) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•                  Total risk-based capital at December 31, 2010 of $1.8 billion, or 12.98 percent of risk-weighted assets, was $415.5 million in excess of the stated “10 percent well-capitalized” requirement.

•                  On January 18, 2011, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on February 28, 2011 to stockholders of record at the close of business on January 28, 2011.

•                  At December 31, 2010, TCF had $1.7 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $529 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

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Website Information

A live webcast of TCF’s conference call to discuss fourth quarter earnings will be hosted at TCF’s website, ir.tcfbank.com, on January 20, 2011 at 10:00 a.m., CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.5 billion in total assets. TCF has 442 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-Looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

Adverse Economic or Business Conditions, Credit Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings.

Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) and Emergency Economic Stabilization Act of 2008, as amended (“EESA”), and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in Tier 1 capital called for by the Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements, including the Act’s creation of a new consumer protection bureau and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA and the Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment to the Act, which limits debit card interchange fees to amounts that will only allow issuers to recover incremental costs of authorization, clearance and settlement of debit card transactions, plus possibly some costs relating to fraud prevention; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); any material failure of TCF to comply with the terms of its Consent Order with the Office of the Comptroller of the Currency relating to TCF’s Bank Secrecy Act compliance, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

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Risks Relating to New Product Introduction.  TCF has introduced a new anchor retail deposit account product that replaces TCF Totally Free Checking, and that calls for a monthly maintenance fee on accounts not meeting certain specific requirements. TCF has also implemented new regulatory requirements that prohibit financial institutions from charging NSF fees on point-of-sale and ATM transactions unless customers opt-in.  Customer acceptance of the new product changes and regulatory requirements cannot be predicted with certainty, and these changes may have an adverse impact on TCF’s ability to generate and retain accounts and on its fee revenue.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	December 31,		Change
	2010	2009	$	%
Interest income:
Loans and leases	$220,772	$222,300	$(1,528)	(.7)%
Securities available for sale	18,072	20,035	(1,963)	(9.8)
Investments and other	1,900	1,160	740	63.8
Total interest income	240,744	243,495	(2,751)	(1.1)
Interest expense:
Deposits	13,370	21,171	(7,801)	(36.8)
Borrowings	53,088	52,683	405.8
Total interest expense	66,458	73,854	(7,396)	(10.0)
Net interest income	174,286	169,641	4,645	2.7
Provision for credit losses	77,646	77,389	257.3
Net interest income after provision for credit losses	96,640	92,252	4,388	4.8
Non-interest income:
Fees and service charges	61,480	74,875	(13,395)	(17.9)
Card revenue	27,625	26,813	812	3.0
ATM revenue	6,985	7,006	(21)	(.3)
Subtotal	96,090	108,694	(12,604)	(11.6)
Leasing and equipment finance	23,402	24,408	(1,006)	(4.1)
Other	817	2,764	(1,947)	(70.4)
Fees and other revenue	120,309	135,866	(15,557)	(11.5)
Gains on securities, net	21,185	7,283	13,902	190.9
Total non-interest income	141,494	143,149	(1,655)	(1.2)
Non-interest expense:
Compensation and employee benefits	87,371	89,374	(2,003)	(2.2)
Occupancy and equipment	30,968	31,099	(131)	(.4)
FDIC insurance	7,398	5,288	2,110	39.9
Deposit account premiums	1,688	9,347	(7,659)	(81.9)
Advertising and marketing	3,154	3,789	(635)	(16.8)
Other	37,309	40,193	(2,884)	(7.2)
Subtotal	167,888	179,090	(11,202)	(6.3)
Foreclosed real estate and repossessed assets, net	12,781	12,537	244	1.9
Operating lease depreciation	8,289	10,750	(2,461)	(22.9)
Other credit costs, net	1,542	4,386	(2,844)	(64.8)
Total non-interest expense	190,500	206,763	(16,263)	(7.9)
Income before income tax expense	47,634	28,638	18,996	66.3
Income tax expense	16,011	9,385	6,626	70.6
Income after income tax expense	31,623	19,253	12,370	64.2
Income (loss) attributable to non-controlling interest	898	(203)	1,101	N.M.
Net income available to common stockholders	$30,725	$19,456	$11,269	57.9

Net income per common share:
Basic	$.22	$.15	$.07	46.7
Diluted	.22	.15	.07	46.7

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	140,970	127,157	13,813	10.9
Diluted	141,216	127,203	14,013	11.0

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended
	December 31.		Change
	2010	2009	$	%
Interest income:
Loans and leases	$883,923	$864,384	$19,539	2.3%
Securities available for sale	80,445	89,427	(8,982)	(10.0)
Investments and other	5,509	4,370	1,139	26.1
Total interest income	969,877	958,181	11,696	1.2
Interest expense:
Deposits	61,229	122,112	(60,883)	(49.9)
Borrowings	209,446	203,063	6,383	3.1
Total interest expense	270,675	325,175	(54,500)	(16.8)
Net interest income	699,202	633,006	66,196	10.5
Provision for credit losses	236,437	258,536	(22,099)	(8.5)
Net interest income after provision for credit losses	462,765	374,470	88,295	23.6
Non-interest income:
Fees and service charges	273,181	286,908	(13,727)	(4.8)
Card revenue	111,067	104,770	6,297	6.0
ATM revenue	29,836	30,438	(602)	(2.0)
Subtotal	414,084	422,116	(8,032)	(1.9)
Leasing and equipment finance	89,194	69,113	20,081	29.1
Other	5,584	5,239	345	6.6
Fees and other revenue	508,862	496,468	12,394	2.5
Gains on securities, net	29,123	29,387	(264)	(.9)
Total non-interest income	537,985	525,855	12,130	2.3
Non-interest expense:
Compensation and employee benefits	352,861	356,996	(4,135)	(1.2)
Occupancy and equipment	126,551	126,292	259.2
FDIC insurance	23,584	19,109	4,475	23.4
Deposit account premiums	17,304	30,682	(13,378)	(43.6)
Advertising and marketing	13,062	17,134	(4,072)	(23.8)
Other	146,253	142,818	3,435	2.4
Subtotal	679,615	693,031	(13,416)	(1.9)
Foreclosed real estate and repossessed assets, net	40,385	31,886	8,499	26.7
Operating lease depreciation	37,106	22,368	14,738	65.9
Other credit costs, net	6,018	12,137	(6,119)	(50.4)
FDIC special assessment	-	8,362	(8,362)	(100.0)
Total non-interest expense	763,124	767,784	(4,660)	(.6)
Income before income tax expense	237,626	132,541	105,085	79.3
Income tax expense	87,765	45,854	41,911	91.4
Income after income tax expense	149,861	86,687	63,174	72.9
Income (loss) attributable to non-controlling interest	3,297	(410)	3,707	N.M.
Net income	146,564	87,097	59,467	68.3
Preferred stock dividends	-	6,378	(6,378)	(100.0)
Non-cash deemed preferred stock dividend	-	12,025	(12,025)	(100.0)
Net income available to common stockholders	$146,564	$68,694	$77,870	113.4

Net income per common share:
Basic	$1.05	$.54	$.51	94.4
Diluted	1.05	.54	.51	94.4

Dividends declared per common share	$.20	$.40	$(.20)	(50.0)

Average common and common equivalent shares outstanding (in thousands):
Basic	138,617	126,593	12,024	9.5
Diluted	138,813	126,594	12,219	9.7

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At
	December 31,	December 31,	Change
	2010	2009	$	%
ASSETS

Cash and due from banks	$663,901	$299,127	$364,774	121.9%
Investments	179,768	163,692	16,076	9.8
Securities available for sale	1,931,174	1,910,476	20,698	1.1
Loans and leases:
Consumer real estate and other	7,195,269	7,331,991	(136,722)	(1.9)
Commercial real estate	3,328,216	3,269,003	59,213	1.8
Commercial business	317,987	449,516	(131,529)	(29.3)
Leasing and equipment finance	3,154,478	3,071,429	83,049	2.7
Inventory finance	792,354	468,805	323,549	69.0
Total loans and leases	14,788,304	14,590,744	197,560	1.4
Allowance for loan and lease losses	(265,819)	(244,471)	(21,348)	8.7
Net loans and leases	14,522,485	14,346,273	176,212	1.2
Premises and equipment, net	443,768	447,930	(4,162)	(.9)
Goodwill	152,599	152,599	-	-
Other assets	571,330	565,078	6,252	1.1
Total assets	$18,465,025	$17,885,175	$579,850	3.2

LIABILITIES AND EQUITY

Deposits:
Checking	$4,530,064	$4,400,290	$129,774	2.9
Savings	5,390,802	5,339,955	50,847	1.0
Money market	635,922	640,569	(4,647)	(.7)
Subtotal	10,556,788	10,380,814	175,974	1.7
Certificates of deposit	1,028,327	1,187,505	(159,178)	(13.4)
Total deposits	11,585,115	11,568,319	16,796.1
Short-term borrowings	126,790	244,604	(117,814)	(48.2)
Long-term borrowings	4,858,821	4,510,895	347,926	7.7
Total borrowings	4,985,611	4,755,499	230,112	4.8
Accrued expenses and other liabilities	414,136	381,602	32,534	8.5
Total liabilities	16,984,862	16,705,420	279,442	1.7
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 0 shares issued	-	-	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 142,965,012 and 130,339,500 shares issued	1,430	1,303	127	9.7
Additional paid-in capital	459,884	297,429	162,455	54.6
Retained earnings, subject to certain restrictions	1,064,978	946,002	118,976	12.6
Accumulated other comprehensive loss	(31,514)	(18,545)	(12,969)	69.9
Treasury stock at cost, 51,160 and 1,136,688 shares, and other	(23,115)	(50,827)	27,712	(54.5)
Total TCF Financial Corp. stockholders’ equity	1,471,663	1,175,362	296,301	25.2
Non-controlling interest in subsidiaries	8,500	4,393	4,107	93.5
Total equity	1,480,163	1,179,755	300,408	25.5
Total liabilities and equity	$18,465,025	$17,885,175	$579,850	3.2

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2010	2010	2010	2010	2009	2010		2009
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$73,848	$80,795	$85,581	$80,883	$65,074	$(6,947)		$8,774
Junior lien	20,763	20,387	21,152	22,293	17,942	376		2,821
Total consumer real estate	94,611	101,182	106,733	103,176	83,016	(6,571)		11,595
Consumer other	39	61	131	105	215	(22)		(176)
Total consumer real estate and other	94,650	101,243	106,864	103,281	83,231	(6,593)		11,419
Commercial real estate	8,856	1,260	7,819	-	22	7,596		8,834
Commercial business	165	-	53	-	46	165		119
Leasing and equipment finance	5,054	4,346	5,817	9,869	11,263	708		(6,209)
Inventory finance	318	255	178	674	705	63		(387)
Subtotal	109,043	107,104	120,731	113,824	95,267	1,939		13,776
Acquired portfolios	6,000	5,618	8,078	9,185	10,862	382		(4,862)
Total delinquencies	$115,043	$112,722	$128,809	$123,009	$106,129	$2,321		$8,914

Delinquency Data - % of Portfolio
60 days or more:
Consumer real estate
First mortgage lien	1.55%	1.68%	1.78%	1.68%	1.34%	(13)	bps	21	bps
Junior lien	.93	.90	.93	.98	.78	3		15
Total consumer real estate	1.35	1.43	1.51	1.45	1.16	(8)		19
Consumer other	.10	.14	.27	.22	.42	(4)		(32)
Total consumer real estate and other	1.35	1.42	1.50	1.44	1.16	(7)		19
Commercial real estate	.27	.04	.24	-	-	23		27
Commercial business	.06	-	.02	-	.01	6		5
Leasing and equipment finance	.19	.17	.23	.39	.44	2		(25)
Inventory finance	.05	.04	.03	.10	.19	1		(14)
Subtotal	.79	.78	.87	.82	.69	1		10
Acquired portfolios	1.00	.79	1.92	2.03	1.93	21		(93)
Total delinquencies	.80	.78	.90	.85	.74	2		6

(1) Excludes non-accrual loans and leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

NON-PERFORMING ASSET DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2010	2010	2010	2010	2009	2010		2009
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$140,871	$140,315	$127,966	$125,997	$118,313	$556		$22,558
Junior lien	26,626	26,225	23,065	21,874	20,846	401		5,780
Total consumer real estate	167,497	166,540	151,031	147,871	139,159	957		28,338
Consumer other	50	57	73	177	141	(7)		(91)
Total consumer real estate and other	167,547	166,597	151,104	148,048	139,300	950		28,247
Commercial real estate	104,305	120,252	105,782	75,293	77,627	(15,947)		26,678
Commercial business	37,943	41,637	23,484	27,075	28,569	(3,694)		9,374
Leasing and equipment finance	34,407	40,455	48,777	54,099	50,008	(6,048)		(15,601)
Inventory finance	1,055	871	1,035	886	771	184		284
Total non-accrual loans and leases	$345,257	$369,812	$330,182	$305,401	$296,275	$(24,555)		$48,982

Non-accrual loans and leases - rollforward
Balance, beginning of period	$369,812	$330,182	$305,401	$296,275	$268,834	$39,630		$100,978
Additions	92,180	143,929	125,270	84,212	128,054	(51,749)		(35,874)
Charge-offs	(43,691)	(35,986)	(27,926)	(23,510)	(24,424)	(7,705)		(19,267)
Transfers to other assets	(42,094)	(39,457)	(36,936)	(29,601)	(44,114)	(2,637)		2,020
Return to accrual status	(17,989)	(15,785)	(12,593)	(11,111)	(15,283)	(2,204)		(2,706)
Payments received	(14,002)	(15,653)	(17,012)	(12,671)	(15,756)	1,651		1,754
Other, net	1,041	2,582	(6,022)	1,807	(1,036)	(1,541)		2,077
Balance, end of period	$345,257	$369,812	$330,182	$305,401	$296,275	$(24,555)		$48,982

Charge-offs and allowance recorded on non-accrual loans and leases as a percentage of contractual balance
Consumer real estate	22.0%	20.7%	21.8%	20.5%	19.3%	130	bps	270	bps
Commercial	43.1	28.1	26.8	28.6	25.7	1,500		1,740
Leasing and equipment finance	24.3	28.6	32.0	28.7	29.9	(430)		(560)
Inventory finance	17.5	19.5	19.6	2.9	2.9	(200)		1,460
Total	31.6	24.7	25.0	24.6	23.2	690		840

Other Real Estate Owned
Other real estate owned:
Consumer real estate	$90,115	$88,303	$81,895	$65,301	$66,956	$1,812		$23,159
Commercial real estate	50,950	47,841	36,036	36,135	38,812	3,109		12,138
Total other real estate owned	$141,065	$136,144	$117,931	$101,436	$105,768	$4,921		$35,297

Ending number of properties owned
Consumer real estate	813	740	657	569	504	73		309
Commercial real estate	31	33	41	39	42	(2)		(11)
Total	844	773	698	608	546	71		298

Other real estate owned - rollforward
Balance, beginning of period	$136,144	$117,931	$101,436	$105,768	$94,167	$18,213		$41,977
Transferred in	44,948	41,506	37,369	28,209	46,325	3,442		(1,377)
Sales	(34,666)	(18,674)	(20,169)	(25,171)	(26,956)	(15,992)		(7,710)
Writedowns	(6,655)	(3,779)	(3,174)	(4,068)	(6,077)	(2,876)		(578)
Other, net	1,294	(840)	2,469	(3,302)	(1,691)	2,134		2,985
Balance, end of period	$141,065	$136,144	$117,931	$101,436	$105,768	$4,921		$35,297

Charge-offs and writedowns recorded on other real estate owned as a percentage of contractual loan balance prior to non-performing status
Consumer	33.0%	30.9%	27.3%	29.9%	26.7%	210	bps	630	bps
Commercial	26.6	30.9	34.6	34.2	27.8	(430)		(120)
Total	30.8	30.9	29.7	31.5	27.1	(10)		370

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR LOAN AND LEASE LOSSES DATA

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At December 31, 2010		At September 30, 2010		At December 31, 2009		Change from
							Sep. 30,	Dec. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2010	2009
Consumer real estate	$172,850	2.42%	$169,743	2.35%	$164,966	2.27%	7 bps	15 bps
Consumer other	1,653	4.22	2,069	4.74	2,476	4.82	(52)	(60)
Total consumer real estate and other	174,503	2.43	171,812	2.36	167,442	2.28	7	15
Commercial real estate	50,788	1.53	41,248	1.24	37,274	1.14	29	39
Commercial business	11,690	3.68	8,336	2.45	6,230	1.39	123	229
Leasing and equipment finance	26,301.83		28,974.92		32,063	1.04	(9)	(21)
Inventory finance	2,537.32		2,750.35		1,462.31		(3)	1
Total	$265,819	1.80	$253,120	1.70	$244,471	1.68	10	12

Credit Loss Reserves

	At December 31, 2010		At September 30, 2010		At December 31, 2009		Change from
							Sep. 30,	Dec. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2010	2009
Allowance for loan and lease losses	$265,819	1.80%	$253,120	1.70%	$244,471	1.68%	10 bps	12 bps
Reserves for unfunded commitments	2,353	N.M.	2,696	N.M.	3,850	N.M.	N.M.	N.M.
Total	$268,172	1.81	$255,816	1.72	$248,321	1.70	9	11

Net Charge-Offs

						Change from
	Quarter Ended					Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2010	2010	2010	2010	2009	2010	2009
Consumer real estate
First mortgage lien	$23,206	$20,119	$16,775	$16,266	$16,646	$3,087	$6,560
Junior lien	13,450	14,374	12,672	12,996	14,757	(924)	(1,307)
Total consumer real estate	36,656	34,493	29,447	29,262	31,403	2,163	5,253
Consumer other	1,316	1,737	1,622	365	2,219	(421)	(903)
Total consumer real estate and other	37,972	36,230	31,069	29,627	33,622	1,742	4,350
Commercial real estate	17,295	12,962	8,181	6,521	5,585	4,333	11,710
Commercial business	1,301	(136)	962	1,316	1,674	1,437	(373)
Leasing and equipment finance	7,814	8,674	7,514	6,643	7,681	(860)	133
Inventory finance	565	80	74	425	88	485	477
Total	$64,947	$57,810	$47,800	$44,532	$48,650	$7,137	$16,297

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2010	2010	2010	2010	2009	2010		2009
Consumer real estate
First mortgage lien	1.88%	1.63%	1.36%	1.32%	1.34%	25	bps	54	bps
Junior lien	2.37	2.50	2.20	2.25	2.54	(13)		(17)
Total consumer real estate	2.04	1.91	1.63	1.61	1.73	13		31
Consumer other	N.M.	N.M.	N.M.	N.M.	N.M.	-		-
Total consumer real estate and other	2.10	2.00	1.71	1.63	1.84	10		26
Commercial real estate	2.08	1.56	.98	.80	.69	52		139
Commercial business	1.58	(.16)	.97	1.23	1.51	174		7
Leasing and equipment finance	.99	1.16	.99	.87	1.01	(17)		(2)
Inventory finance	.28	.05	.04	.31	.09	23		19
Total	1.75	1.58	1.30	1.22	1.35	17		40

(1)  Annualized.

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2010			2009
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)
ASSETS:

Investments and other	$406,351	$1,900	1.86%	$176,487	$1,160	2.62%
U.S. Government sponsored entities:
Mortgage-backed securities	1,729,928	18,005	4.16	1,497,672	17,707	4.73
Debentures	-	-	-	413,647	2,310	2.23
U.S. Treasury Bills	198,895	63.13		67,932	12.07
Other securities	431	4	3.69	483	6	4.94
Total securities available for sale(2)	1,929,254	18,072	3.75	1,979,734	20,035	4.05
Loans and leases:
Consumer real estate:
Fixed-rate	4,874,633	74,961	6.10	5,360,601	84,542	6.26
Variable-rate	2,322,623	30,737	5.25	1,914,750	27,182	5.63
Consumer - other	23,283	537	9.15	32,676	703	8.54
Total consumer real estate and other	7,220,539	106,235	5.84	7,308,027	112,427	6.11
Commercial real estate:
Fixed- and adjustable-rate	2,826,395	42,063	5.90	2,708,597	41,408	6.07
Variable-rate	496,224	5,408	4.32	532,672	5,451	4.06
Total commercial real estate	3,322,619	47,471	5.67	3,241,269	46,859	5.74
Commercial business:
Fixed- and adjustable-rate	120,742	1,551	5.10	152,784	2,189	5.68
Variable-rate	207,545	1,787	3.42	290,229	2,846	3.89
Total commercial business	328,287	3,338	4.03	443,013	5,035	4.51
Leasing and equipment finance	3,155,472	49,174	6.23	3,049,093	50,494	6.62
Inventory finance	803,157	14,554	7.19	383,291	7,485	7.81
Total loans and leases	14,830,074	220,772	5.92	14,424,693	222,300	6.13
Total interest-earning assets	17,165,679	240,744	5.58	16,580,914	243,495	5.84
Other assets	1,443,876			1,194,053
Total assets	$18,609,555			$17,774,967

LIABILITIES AND EQUITY:

Non-interest bearing deposits:
Retail	$1,366,190			$1,355,543
Small business	676,670			611,454
Commercial and custodial	291,295			297,223
Total non-interest bearing deposits	2,334,155			2,264,220
Interest-bearing deposits:
Checking	2,044,060	1,475.29		1,868,911	1,731.37
Savings	5,392,650	8,592.63		5,214,318	12,484.95
Money market	643,801	1,043.64		671,755	1,288.76
Subtotal	8,080,511	11,110.55		7,754,984	15,503.79
Certificates of deposit	1,040,348	2,260.86		1,366,871	5,668	1.64
Total interest-bearing deposits	9,120,859	13,370.58		9,121,855	21,171.92
Total deposits	11,455,014	13,370.46		11,386,075	21,171.74
Borrowings:
Short-term borrowings	235,219	209.35		240,981	101.17
Long-term borrowings	4,746,823	52,879	4.42	4,511,311	52,582	4.63
Total borrowings	4,982,042	53,088	4.23	4,752,292	52,683	4.40
Total interest-bearing liabilities	14,102,901	66,458	1.87	13,874,147	73,854	2.11
Total deposits and borrowings	16,437,056	66,458	1.61	16,138,367	73,854	1.82
Other liabilities	674,827			447,597
Total liabilities	17,111,883			16,585,964
Total TCF Financial Corp. stockholders’ equity	1,490,342			1,184,947
Non-controlling interest in subsidiaries	7,330			4,056
Total equity	1,497,672			1,189,003
Total liabilities and equity	$18,609,555			$17,774,967
Net interest income and margin		$174,286	4.04%		$169,641	4.07%

(1)	Annualized.
(2)	Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2010			2009
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)
ASSETS:

Investments and other	$337,279	$5,509	1.63%	$375,396	$4,370	1.16%
U.S. Government sponsored entities:
Mortgage-backed securities	1,817,413	80,332	4.42	1,645,544	80,902	4.92
Debentures	-	-	-	389,245	8,487	2.18
U.S. Treasury Bills	71,233	93.13		17,123	12.07
Other securities	454	20	4.41	494	26	5.26
Total securities available for sale(2)	1,889,100	80,445	4.26	2,052,406	89,427	4.36
Loans and leases:
Consumer real estate:
Fixed-rate	5,082,487	313,573	6.17	5,421,081	348,400	6.43
Variable-rate	2,148,171	116,437	5.42	1,862,267	106,988	5.75
Consumer - other	26,576	2,303	8.67	35,849	3,061	8.54
Total consumer real estate and other	7,257,234	432,313	5.96	7,319,197	458,449	6.26
Commercial real estate:
Fixed- and adjustable-rate	2,816,201	167,757	5.96	2,574,818	155,812	6.05
Variable-rate	495,433	21,559	4.35	561,881	22,544	4.01
Total commercial real estate	3,311,634	189,316	5.72	3,136,699	178,356	5.69
Commercial business:
Fixed- and adjustable-rate	140,498	7,447	5.30	166,745	9,581	5.75
Variable-rate	234,892	8,521	3.63	308,929	10,644	3.45
Total commercial business	375,390	15,968	4.25	475,674	20,225	4.25
Leasing and equipment finance	3,056,006	196,445	6.43	2,826,835	192,557	6.81
Inventory finance	677,214	49,881	7.37	179,990	14,797	8.22
Total loans and leases	14,677,478	883,923	6.02	13,938,395	864,384	6.20
Total interest-earning assets	16,903,857	969,877	5.74	16,366,197	958,181	5.85
Other assets	1,286,683			1,157,314
Total assets	$18,190,540			$17,523,511

LIABILITIES AND EQUITY:

Non-interest bearing deposits:
Retail	$1,429,436			$1,402,442
Small business	641,412			584,605
Commercial and custodial	284,750			265,681
Total non-interest bearing deposits	2,355,598			2,252,728
Interest-bearing deposits:
Checking	2,071,990	6,466.31		1,802,694	8,137.45
Savings	5,410,681	40,023.74		4,732,316	58,556	1.24
Money market	656,691	4,532.69		683,030	7,006	1.03
Subtotal	8,139,362	51,021.63		7,218,040	73,699	1.02
Certificates of deposit	1,054,179	10,208.97		1,915,467	48,413	2.53
Total interest-bearing deposits	9,193,541	61,229.67		9,133,507	122,112	1.34
Total deposits	11,549,139	61,229.53		11,386,235	122,112	1.07
Borrowings:
Short-term borrowings	124,891	474.38		85,228	233.27
Long-term borrowings	4,580,786	208,972	4.56	4,373,182	202,830	4.64
Total borrowings	4,705,677	209,446	4.45	4,458,410	203,063	4.55
Total interest-bearing liabilities	13,899,218	270,675	1.95	13,591,917	325,175	2.39
Total deposits and borrowings	16,254,816	270,675	1.66	15,844,645	325,175	2.05
Other liabilities	511,589			416,555
Total liabilities	16,766,405			16,261,200
Total TCF Financial Corp. stockholders’ equity	1,415,161			1,261,219
Non-controlling interest in subsidiaries	8,974			1,092
Total equity	1,424,135			1,262,311
Total liabilities and equity	$18,190,540			$17,523,511
Net interest income and margin		$699,202	4.14%		$633,006	3.87%

(1)	Annualized.
(2)	Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Interest income:
Loans and leases	$220,772	$219,974	$221,913	$221,264	$222,300
Securities available for sale	18,072	19,901	21,065	21,407	20,035
Investments and other	1,900	1,232	1,236	1,141	1,160
Total interest income	240,744	241,107	244,214	243,812	243,495
Interest expense:
Deposits	13,370	13,974	16,281	17,604	21,171
Borrowings	53,088	53,378	51,434	51,546	52,683
Total interest expense	66,458	67,352	67,715	69,150	73,854
Net interest income	174,286	173,755	176,499	174,662	169,641
Provision for credit losses	77,646	59,287	49,013	50,491	77,389
Net interest income after provision for credit losses	96,640	114,468	127,486	124,171	92,252
Non-interest income:
Fees and service charges	61,480	67,684	77,845	66,172	74,875
Card revenue	27,625	27,779	28,591	27,072	26,813
ATM revenue	6,985	7,985	7,844	7,022	7,006
Subtotal	96,090	103,448	114,280	100,266	108,694
Leasing and equipment finance	23,402	24,912	20,528	20,352	24,408
Other	817	1,077	1,235	2,455	2,764
Fees and other revenue	120,309	129,437	136,043	123,073	135,866
Gains (losses) on securities, net	21,185	8,505	(137)	(430)	7,283
Total non-interest income	141,494	137,942	135,906	122,643	143,149
Non-interest expense:
Compensation and employee benefits	87,371	90,282	86,983	88,225	89,374
Occupancy and equipment	30,968	32,091	31,311	32,181	31,099
FDIC insurance	7,398	5,486	5,219	5,481	5,288
Deposit account premiums	1,688	3,340	5,478	6,798	9,347
Advertising and marketing	3,154	3,354	3,734	2,820	3,789
Other	37,309	39,481	35,053	34,410	40,193
Subtotal	167,888	174,034	167,778	169,915	179,090
Foreclosed real estate and repossessed assets, net	12,781	9,588	8,756	9,260	12,537
Operating lease depreciation	8,289	8,965	9,812	10,040	10,750
Other credit costs, net	1,542	(834)	2,723	2,587	4,386
Total non-interest expense	190,500	191,753	189,069	191,802	206,763
Income before income tax expense	47,634	60,657	74,323	55,012	28,638
Income tax expense	16,011	22,852	28,112	20,790	9,385
Income after income tax expense	31,623	37,805	46,211	34,222	19,253
Income (loss) attributable to non-controlling interest	898	912	1,186	301	(203)
Net income available to common stockholders	$30,725	$36,893	$45,025	$33,921	$19,456

Net income per common share:
Basic	$.22	$.26	$.32	$.26	$.15
Diluted	.22	.26	.32	.26	.15

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Ratios: (1)

Return on average assets	.68%	.84%	1.02%	.76%	.43%
Return on average common equity	8.25	9.95	12.71	10.68	6.57
Net interest margin	4.04	4.12	4.18	4.20	4.07

(1)	Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
ASSETS

Cash and due from banks	$506,244	$420,674	$458,598	$388,969	$297,758
Investments	176,795	162,034	158,956	160,630	158,764
U.S. Government sponsored entities:
Mortgage-backed securities	1,907,958	1,767,410	1,860,233	1,885,076	1,497,672
Debentures	-	-	-	-	413,647
U.S. Treasury Bills	199,330	69,705	14,167	-	67,932
Other securities	2,945	3,473	4,358	5,105	540
Total securities available for sale	2,110,233	1,840,588	1,878,758	1,890,181	1,979,791
Loans and leases:
Consumer real estate:
Fixed-rate	4,874,633	5,019,925	5,152,954	5,287,660	5,360,601
Variable-rate	2,322,623	2,213,091	2,081,247	1,971,145	1,914,750
Consumer - other	23,283	25,130	27,584	30,406	32,676
Total consumer real estate and other	7,220,539	7,258,146	7,261,785	7,289,211	7,308,027
Commercial real estate:
Fixed- and adjustable-rate	2,826,395	2,830,748	2,824,233	2,782,787	2,708,597
Variable-rate	496,224	496,669	498,753	490,006	532,672
Total commercial real estate	3,322,619	3,327,417	3,322,986	3,272,793	3,241,269
Commercial business:
Fixed- and adjustable-rate	120,742	125,206	152,488	164,204	152,784
Variable-rate	207,545	221,225	246,341	265,238	290,229
Total commercial business	328,287	346,431	398,829	429,442	443,013
Leasing and equipment finance	3,155,472	3,002,714	3,021,532	3,043,664	3,049,093
Inventory finance	803,157	655,485	692,816	553,095	383,291
Total loans and leases	14,830,074	14,590,193	14,697,948	14,588,205	14,424,693
Allowance for loan and lease losses	(251,904)	(251,603)	(249,553)	(245,154)	(218,967)
Net loans and leases	14,578,170	14,338,590	14,448,395	14,343,051	14,205,726
Premises and equipment, net	446,527	447,364	444,652	447,765	449,738
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	638,987	672,573	592,381	605,355	530,591
Total assets	$18,609,555	$18,034,422	$18,134,339	$17,988,550	$17,774,967

LIABILITIES AND EQUITY

Non-interest-bearing deposits:
Retail	$1,366,190	$1,408,984	$1,480,896	$1,462,962	$1,355,543
Small business	676,670	659,165	631,495	597,249	611,454
Commercial and custodial	291,295	279,475	289,384	278,827	297,223
Total non-interest bearing deposits	2,334,155	2,347,624	2,401,775	2,339,038	2,264,220
Interest-bearing deposits:
Checking	2,044,060	2,014,550	2,145,260	2,085,175	1,868,911
Savings	5,392,650	5,426,481	5,477,044	5,345,862	5,214,318
Money market	643,801	654,030	660,654	668,581	671,755
Subtotal	8,080,511	8,095,061	8,282,958	8,099,618	7,754,984
Certificates of deposit	1,040,348	1,006,685	1,044,008	1,127,149	1,366,871
Total interest-bearing deposits	9,120,859	9,101,746	9,326,966	9,226,767	9,121,855
Total deposits	11,455,014	11,449,370	11,728,741	11,565,805	11,386,075
Borrowings:
Short-term borrowings	235,219	40,646	26,665	197,319	240,981
Long-term borrowings	4,746,823	4,587,964	4,485,283	4,500,285	4,511,311
Total borrowings	4,982,042	4,628,610	4,511,948	4,697,604	4,752,292
Accrued expenses and other liabilities	674,827	463,492	464,276	448,233	447,597
Total liabilities	17,111,883	16,541,472	16,704,965	16,711,642	16,585,964
Equity:
Preferred stock	-	-	-	-	-
Common stock	1,428	1,426	1,425	1,353	1,304
Additional paid-in capital	456,760	451,570	451,942	360,517	302,209
Retained earnings, subject to certain restrictions	1,052,092	1,025,631	990,018	957,596	938,504
Accumulated other comprehensive income (loss)	3,089	28,861	3,854	(6,224)	1,040
Treasury stock at cost and other	(23,027)	(23,923)	(30,219)	(43,185)	(58,110)
Total TCF Financial Corp. stockholders equity	1,490,342	1,483,565	1,417,020	1,270,057	1,184,947
Non-controlling interest in subsidiaries	7,330	9,385	12,354	6,851	4,056
Total equity	1,497,672	1,492,950	1,429,374	1,276,908	1,189,003
Total liabilities and equity	$18,609,555	$18,034,422	$18,134,339	$17,988,550	$17,774,967

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009

ASSETS

Investments and other	1.86%	1.59%	1.40%	1.64%	2.62%
U.S. Government sponsored entities:
Mortgage-backed securities	4.16	4.43	4.53	4.54	4.73
Debentures	-	-	-	-	2.23
U.S. Treasury Bills	.13	.13	.21	-	.07
Other securities	.54	.57	.46	.47	4.42
Total securities available for sale	3.74	4.26	4.48	4.54	4.05
Loans and leases:
Consumer real estate:
Fixed-rate	6.10	6.16	6.16	6.25	6.26
Variable-rate	5.25	5.36	5.49	5.62	5.63
Consumer - other	9.15	8.92	8.23	8.47	8.54
Total consumer real estate and other	5.84	5.93	5.98	6.09	6.11
Commercial real estate:
Fixed- and adjustable-rate	5.90	5.90	5.96	6.06	6.07
Variable-rate	4.32	4.35	4.34	4.40	4.06
Total commercial real estate	5.67	5.67	5.72	5.81	5.74
Commercial business:
Fixed- and adjustable-rate	5.10	4.73	5.58	5.64	5.68
Variable-rate	3.42	3.48	3.80	3.76	3.89
Total commercial business	4.03	3.93	4.48	4.48	4.51
Leasing and equipment finance	6.23	6.40	6.51	6.57	6.62
Inventory finance	7.19	7.57	7.34	7.33	7.81
Total loans and leases	5.92	5.99	6.05	6.13	6.13

Total interest-earning assets	5.58	5.72	5.78	5.87	5.84

LIABILITIES

Interest-bearing deposits:
Checking	.29	.29	.32	.35	.37
Savings	.63	.66	.79	.87	.95
Money market	.64	.65	.71	.76	.76
Subtotal	.55	.57	.66	.73	.79
Certificates of deposit	.86	.93	.99	1.08	1.64
Total interest-bearing deposits	.58	.61	.70	.77	.92
Total deposits	.46	.48	.56	.62	.74

Borrowings:
Short-term borrowings	.35	.82	1.19	.21	.17
Long-term borrowings	4.42	4.61	4.59	4.63	4.63
Total borrowings	4.23	4.58	4.57	4.44	4.40

Total interest-bearing liabilities	1.87	1.95	1.96	2.01	2.11

Net interest margin	4.04%	4.12%	4.18%	4.20%	4.07%

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Dec. 31,	At Dec. 31,
	2010	2009
Computation of total equity to total assets:
Total equity	$1,480,163	$1,179,755
Total assets	$18,465,025	$17,885,175
Total equity to total assets	8.02%	6.60%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,480,163	$1,179,755
Less: Non-controlling interest in subsidiaries	8,500	4,393
Total TCF Financial Corp. stockholders’ equity	1,471,663	1,175,362
Less:
Goodwill	152,599	152,599
Other intangibles	1,232	1,405
Add:
Accumulated other comprehensive loss	31,514	18,545
Tangible realized common equity	$1,349,346	$1,039,903

Total assets	$18,465,025	$17,885,175
Less:
Goodwill	152,599	152,599
Other intangibles	1,232	1,405
Tangible assets	$18,311,194	$17,731,171

Tangible realized common equity to tangible assets	7.37%	5.86%

	At Dec. 31,	At Dec. 31,
	2010	2009
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,475,525	$1,161,750
Total risk-weighted assets	$13,929,097	$13,627,871
Total tier 1 risk-based capital ratio	10.59%	8.52%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,475,525	$1,161,750
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	8,500	4,393
Total tier 1 common capital	$1,352,025	$1,042,357

Total tier 1 common capital ratio	9.71%	7.65%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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